Exhibit 3.63

California Secretary of State Business Programs Division 1500 11th Street, Sacramento, CA 95814

Request Type: Certified Copies Entity Name: REDDING AUTO CENTER, INC. Formed In: CALIFORNIA Entity No.: 2127042 Entity Type: Stock Corporation – CA – General	Issuance Date: 11/28/2022 Copies Requested: 1 Receipt No.: 002994253 Certificate No.: 062221316

DOCUMENT LISTING

Reference #	Date Filed	Filing Description	Number of Pages
16344350-1	12/04/1998	Initial Filing	1
16344351-1	01/27/1999	Legacy Merger	5
16344353-1	12/04/2006	Legacy Merger	3

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I, SHIRLEY N. WEBER, PH.D., California Secretary of State, do hereby certify on the Issuance Date, the attached document(s) referenced above are true and correct copies and were filed in this office on the date(s) indicated above.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California on November 28, 2022.
/s/ Shirley N. Weber SHIRLEY N. WEBER, PH.D. Secretary of State

To verify the issuance of this Certificate, use the Certificate No. above with the Secretary of State Certification Verification Search available at bizfileOnline.sos.ca.gov.

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ARTICLES OF INCORPORATION
OF
LKQ Redding Auto Company
FIRST:    That the name of the corporation is LKQ Redding Auto Company
SECOND:    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
THIRD:    The name of this corporation’s initial agent for service of process in the State of California is:
CT Corporation System
FOURTH:    The total number of shares which the corporation is authorized to issue is one thousand (1,000); all of such shares shall be with a par value per share of $0.01.
IN WITNESS WHEREFORE, the undersigned has executed the Articles this 1st day of December, 1998.

/s/ Daniel Hemmer Daniel Hemmer, Incorporator

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AGREEMENT OF MERGER

This Agreement of Merger is entered into between LKQ REDDING AUTO COMPANY, a corporation duly organized and existing under the laws of the state of California, herein called the “surviving corporation”, and WITTIG INVESTMENTS, INC., a corporation duly organized and existing under the laws of the state of California, herein called the "merging corporation".
1.    The merging corporation shall be merged into the surviving corporation.
2.    Article First of the Articles of Incorporation of the surviving corporation is amended to read as follows: The name of the corporation is REDDING AUTO CENTER, INC.
3.    The terms and conditions of the merger are as follows:
In accordance with Section 1107 of the California Corporations Code, the merging corporation will be merged with and into the surviving corporation. Following the merger, the surviving corporation shall continue as the surviving corporation and the separate existence of the merging corporation shall cease. The Articles of Incorporation and Bylaws of the surviving corporation shall be the articles of incorporation and bylaws of the surviving corporation of the merger. The directors of the surviving corporation shall be the directors of the surviving corporation of the merger. The merger shall become effective at the time of filing of this Agreement of Merger.
4.    The manner of converting the shares of each constituent into shares or other securities of the surviving corporation, and, if any shares of any of the constituent corporations are not to be converted solely into shares or other securities of the surviving corporation, the cash, property, rights or securities of any corporation which the holders of such shares are to receive in exchange for the shares are as follows:
Each share of surviving corporation common stock issued and Outstanding immediately prior to the effective time shall remain issued and outstanding.
Each issued and outstanding share of merging corporation common stock immediately prior to the effective time shall be converted into the right to receive from the surviving corporation (i) an amount in cash equal to $129.9972 and (ii) delivery to the shareholders of the merging corporation of 10.39985 shares of Common Stock, par value $.01 per share, of LKQ Corporation, a Delaware corporation (the “LKQ Common Stock”).
5.    Any other details or provisions are as follows: None

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IN WITNESS WHEREOF the parties have executed this Agreement as of the 31st day of December, 1998.

LKQ REDDING AUTO COMPANY By: /s/ Thomas B. Raterman Name: Thomas B. Raterman Title: Vice President By: /s/ Victor M. Casini Name: Victor M. Casini Title: Secretary
WITTIG INVESTMENTS, INC. By: /s/ Randy D. Wittig Name: Randy D. Wittig Title: President By: /s/ Randy D. Wittig Name: Randy D. Wittig Title: Secretary

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CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

Thomas B. Raterman and Victor M. Casini certify that:
1.    They are the Vice President and Secretary, respectively of LKQ REDDING AUTO COMPANY, a California corporation.
2.    The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.
3.    The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.
4.    There is only one class of shares and the number of shares outstanding is 1,000.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of own knowledge.

December 31, 1998.	/s/ Thomas B. Raterman Thomas B. Raterman, Vice President /s/ Victor M. Casini Victor M. Casini, Secretary

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OFFICERS’ CERTIFICATE
OF
WITTIG INVESTMENTS, INC.
I, Randy D. Wittig, President and Secretary of WITTIG INVESTMENTS, INC., a corporation duly organized and existing under the laws of the State of California, do hereby certify:
1.    That he is the president and the secretary, respectively of WITTIG INVESTMENTS, INC., a California corporation.
2.    The total number of outstanding shares of each class of this corporation entitled to vote on the merger is as follows:

Class	Total number of shares entitled to vote
A	10,000
B	10,000

3.    That the principal terms of the agreement of merger in the form attached were approved by the shareholders of this corporation by a vote of the number of shares of each class which equaled or exceeded the vote required by each class to approve the merger; to wit, all of the outstanding shares.
4.    That each class entitled to vote and the minimum vote of each such class is as follows:

Class	Minimum number of shares required to approve the Merger
A	5,001
B	5,001

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The undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Redding, California on December 31, 1998.

/s/ Randy D. Wittig Name: Randy D. Wittig Title: President /s/ Randy D. Wittig Name: Randy D. Wittig Title: Secretary

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CERTIFICATE OF OWNERSHIP.
OF
LKQ of Stockton, Inc.,
INTO
Redding Auto Center, Inc.
To the Secretary of State
State of California
Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the domestic parent corporation hereinafter named do hereby certify as follows:
FIRST: The name of the parent corporation, which is a business corporation of the State of California and which is to be the surviving corporation under the merger herein certified, is Redding Auto Center, Inc.
SECOND: The name of the subsidiary corporation, which is a business corporation of the State of California and which is to be the terminating corporation under the merger herein certified, is LKQ of Stockton, Inc.
THIRD: Redding Auto Center, Inc. owns 100% of the outstanding shares of LKQ of Stockton, Inc.
FOURTH: The following is a copy of the resolution to merge LKQ of Stockton, Inc. into Redding Auto Center, Inc. as adopted and approved by the Board of Directors of Redding Auto Center, Inc.
“RESOLVED THAT:
1.    Redding Auto Center, Inc., which is a business corporation of the State of California and is the owner of all of the outstanding shares of LKQ of Stockton, Inc., which is also a business corporation of the State of California, does hereby merge LKQ of Stockton, Inc. into Redding Auto Center, Inc. pursuant to the provisions of the General Corporation Law of the State of California and does hereby assume all of the liabilities of LKQ of Stockton, Inc.;
2.    LKQ of Stockton, Inc. shall be the terminating corporation upon the effective date of the merger herein provided for pursuant to the provisions of the General Corporation Law of the State of California, and Redding Auto Center, Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the said General Corporation Law of the State of California;
3.    The issued shares of LKQ of Stockton, Inc. shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as Redding Auto Center, Inc. is the owner of all outstanding shares of LKQ of Stockton, Inc., but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished;

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4.    The Board of Directors and the proper officers of Redding Auto Center, Inc. are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of the merger herein provided for;
On the date set forth below, in the City of ____________ in the State of _____________, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.
Executed on this 31st day of November, 2006.

/s/ Frank P. Erlain Frank P. Erlain, VP, CFO, & Secretary Redding Auto Center, Inc.

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